As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111-4737

(303) 495-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Wilson, Esq.

Carl Berglind, Esq.

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200, Greenwood Village, CO 80111-4737

(303) 495-1200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq.

Joel I. Greenberg, Esq.

425 Park Avenue

New York, New York 10022

(212) 836-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Class A common stock, par value $.01 per share	200,000 shares	(1)	$55.72	(2)	$11,144,000	(2)	$551.37	(3)

(1)

Reflects shares issuable under the registrant’s Second Amended and Restated Long-Term Incentive Plan (the “Plan”) to Eligible Independent Contractors and Eligible PA Employees, as such terms are defined in the Plan. Pursuant to Rule 416(a), this registration statement covers such indeterminate number of additional shares which may become issuable to such individuals under the Plan as a result of the anti-dilution provisions thereof.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high sales price and the low sales price per share of the registrant’s class A common stock as reported on the New York Stock Exchange on June 22, 2010.

(3)

The registrant previously filed a Registration Statement on Form S-3, dated January 30, 2008 (File No. 333-148954) (the “2008 Form S-3”). A filing fee of $608 was paid in connection with the 500,000 shares of class A common stock (“Common Stock”) registered on the 2008 Form S-3. In a Post-Effective Amendment No. 1 to the 2008 Form S-3 filed on June 24, 2010 (File No. 333-148954), the registrant deregistered 200,000 shares of unsold Common Stock. Pursuant to Rule 415(a)(6) and Rule 457(p) of the Securities Act of 1933, the registration fee amount reflects an offset by $243.20, which is the filing fee previously paid which respect to the unsold and deregistered shares of Common Stock, which are being registered in this Registration Statement on Form S-3.

Prospectus

EMERGENCY MEDICAL SERVICES CORPORATION

200,000 Shares

Class A Common Stock

(Par Value $.01 Per Share)

Pursuant to Awards to Eligible Individuals Under the

Emergency Medical Services Corporation

Second Amended and Restated Long-Term Incentive Plan

We may, from time to time, grant, offer and sell up to 200,000 shares of our class A common stock, par value $.01 per share, as awards under our Second Amended and Restated Long-Term Incentive Plan (the “Plan”) to employees of professional associations or professional corporations for which we or our subsidiaries provide management services pursuant to a physician services agreement (“Eligible PA Employees”), as well as to independent contractors that provide clinical services for such professional associations or professional corporations, for us or for any of our subsidiaries (“Eligible Independent Contractors”).  The purchase price associated with such awards will be determined from time to time pursuant to the Plan by our Compensation Committee.

Our class A common stock currently trades on the New York Stock Exchange under the symbol “EMS”. On June 22, 2010, the last reported sale price of our class A common stock on the New York Stock Exchange was $55.72 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” AT PAGE 3 OF THIS PROSPECTUS.

The date of this prospectus is June 24, 2010

In this prospectus and any prospectus supplement, the terms “EMSC”, “we”, “us” and “our” refer and relate to Emergency Medical Services Corporation and its consolidated subsidiaries, unless otherwise indicated.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates of such information, and you should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.  It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.”

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements.” Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.

Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

•  the impact on our revenue of changes in volume, mix of insured and uninsured patients, and third party and governmental reimbursement rates,

•  the adequacy of our insurance coverage and insurance reserves,

•  potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry,

•  the impact of potential changes in the healthcare industry generally resulting from legislation,

•  our ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians,

•  our ability to generate cash flow to service our debt obligations,

•  the cost of capital expenditures to maintain and upgrade our vehicle fleet and medical equipment,

•  the loss of services of one or more members of our senior management team,

•  the outcome of government investigations of certain of our business practices,

•  our ability to successfully restructure our operations to comply with future changes in government regulation,

•  the loss of existing contracts and the accuracy of our assessment of costs under new contracts,

•  the high level of competition in our industry,

•  our ability to maintain or implement complex information systems,

•  our ability to implement our business strategy,

•  our ability to successfully integrate strategic acquisitions, and

•  our ability to comply with the terms of our settlement agreements with the government.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Certain of these risks and uncertainties are more fully described in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus.  Additional risks and uncertainties and contingencies not presently known to us or that we currently deem immaterial could also cause our results, performance or achievements to differ materially from those predicted in any forward-looking statement made by or on behalf of us. Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus and the documents incorporated herein by reference or other dates which are specified in those documents.

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OUR COMPANY

Our Business

Emergency Medical Services Corporation (“EMSC”, “we”, “us”, “our”, or the “Company”) is a leading provider of emergency medical services and facility-based outsourced physician services in the United States. We operate our business and market our services under the AMR and EmCare brands, which represent American Medical Response, Inc. and EmCare Holdings Inc., respectively. AMR, with more than 50 years of operating history, is a leading provider of ground and fixed-wing air ambulance services in the United States based on net revenue and number of transports. EmCare, with more than 35 years of operating history, is a leading provider of outsourced physician services to healthcare facilities in the United States, based on number of contracts with hospitals and affiliated physician groups. Through EmCare, we provide outsourced facility-based physician services for emergency departments and hospitalist/inpatient, anesthesiology, radiology and teleradiology programs.

Our Principal Offices and Websites

EMSC was organized as a Delaware corporation in 2005.  Our principal offices are located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111 and our telephone number at that address is (303) 495-1200. Our website address is  www.emsc.net. The website addresses for our business segments are www.amr.net and www.emcare.com.  Information contained on these websites is not part of this prospectus and is not incorporated in this prospectus by reference.

RISK FACTORS

As of the date of this Prospectus, there have been no material changes from the risk factors disclosed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2009.  We may update this information through reports we file with the SEC.  Please see the section entitled “Incorporation of Certain Information by Reference” beginning on page 4.

USE OF PROCEEDS

The shares under the Plan will be sold to participants from time to time.  We have no specific plan for the proceeds from the sale of such shares, though currently we expect to use such proceeds for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

This prospectus, and the registration statement of which it is a part, relate solely to the grant, offer and sale from time to time of up to 200,000 shares of our class A common stock under the Plan to the following individuals:

•                  Eligible PA Employees, and

•                  Eligible Independent Contractors.

The principal purposes of the Plan are to provide long-term incentives to those people responsible for our success and growth and the success and growth of our subsidiaries, to associate more closely the interests of such people with those of our stockholders, and to assist us and our subsidiaries in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis.

The source of shares we deliver under the Plan will be authorized but unissued shares, treasury shares, or shares we acquire on the open market.  The number of shares available for stock awards under the Plan are subject to adjustment, as provided in the Plan, for stock splits, stock dividends, recapitalizations and other similar events.

The Plan is administered by our Compensation Committee. Our Compensation Committee has broad authority to establish the terms and conditions of awards made under the Plan.  The costs and expenses of administering the Plan will be borne by us and will not be charged to any award under the Plan or to any participant in the Plan.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Kaye Scholer LLP, our counsel, will issue an opinion about the legality of the securities offered under this registration statement.  As of the date of this prospectus, certain attorneys with Kaye Scholer LLP own, in the aggregate, less than 1% of the outstanding class A common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements of Emergency Medical Services Corporation appearing in Emergency Medical Services Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Emergency Medical Services Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of one or more registration statements that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process.  Under this process, we may, from time to time, sell the class A common stock described in this prospectus in one or more offerings established under the Plan which will not exceed 200,000 shares of our class A common stock in the aggregate.

PHYSICIAN STOCK PURCHASE PLAN

Pursuant to the authority granted under the Plan, our Compensation Committee adopted the Physician Stock Purchase Plan, or the “PSPP”. Pursuant to the PSPP, Eligible PA Employees and Eligible Independent Contractors who are physicians, who we refer to together as “Physician Service Providers,” may purchase shares of our class A common stock under the PSPP during designated offering periods, and under designated offering terms and conditions, established from time to time by our Compensation Committee.  The designated terms for any purchase right will be set forth in an award letter for a Physician Service Provider or in a further prospectus supplement.  Certain provisions of the Plan, and certain terms of the PSPP, are set forth in the prospectus supplement attached to this prospectus and are incorporated herein by reference.  The PSPP is a subplan of, and the class A common stock purchased under the PSPP will be subject to the terms of, the Plan.  For more information on the PSPP, please see the section entitled “What is the Physician Stock Purchase Plan?” beginning on page 2 of the attached prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

1.             Annual Report on Form 10-K for the year ended December 31, 2009, filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act.

2.             All other reports filed by the registrant with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009.

3.             The description of the registrant’s class A common stock included in its Registration Statement on Form 8-A filed with the SEC on December 14, 2005, and any amendment or report filed thereafter for the purpose of updating that description.

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The information incorporated by reference in this prospectus is considered to be part of this prospectus, except for any information superseded by information in this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.  We also incorporate by reference in this prospectus any such future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111-4737

Attn:  Investor Relations

(303) 495-1200

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and inspect any document we file with the SEC free of charge at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of such material also may be obtained from the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.  Information about us is also available on our website at www.emsc.net.  Information on our website is not incorporated by reference herein and our web address is included in this Registration Statement on Form S-3 and the accompanying prospectus as an inactive textual reference only.

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PROSPECTUS SUPPLEMENT

to Prospectus dated June 24, 2010

EMERGENCY MEDICAL SERVICES CORPORATION

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

This prospectus supplement relates to the Second Amended and Restated Long-Term Incentive Plan (the “Plan”) of Emergency Medical Services Corporation (“we,” “us,” the “Company” or “EMSC”) which permits us to grant equity incentive awards to certain of our employees, independent contractors and non-employee and outside directors and those of our subsidiaries.  The terms and conditions of awards granted pursuant to the Plan are governed by the provisions and agreements under the Plan.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933.

Our executive offices are located at 6200 South Syracuse Way, Suite 200, Greenwood, Colorado 80111, and our telephone number at that location is (303) 495-1200.

This prospectus supplement contains information concerning EMSC and certain material terms of the Plan and is intended for use only by Plan participants.  It does not, however, contain all of the information set forth in the registration statements on Form S-3/A, Form S-3, Form S-8/POS and Form S-8 for the Plan that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statements, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and are available online in the EDGAR section of the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330 for further information

We will provide any participant under the Plan who requests in writing or orally with:

•                                          a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, other than exhibits thereto; and

•                                          a copy of any other documents required to be delivered to participants under the Plan pursuant to Rule 428(b) under the Securities Act, including our most recent annual report, proxy statement, and other communications generally distributed to our stockholders.

Requests for such copies and for additional information about the Plan should be directed to Emergency Medical Services Corporation at 6200 South Syracuse Way, Suite 200, Greenwood, Colorado 80111, Attn:  Investor Relations Department, (303) 495-1200.  There will be no charge for these documents.

We have not authorized any person to give any information or make any representations in connection with the Plan, other than those contained in this prospectus supplement.  If given or made, the information or representations must not be relied upon as having been authorized by us.  This prospectus supplement does not constitute an offering in any state in which such offering may not lawfully be made.

Information concerning the Company will be periodically updated by the filing of reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These reports will also be available to any participant under the Plan without charge upon their written or oral request as indicated above.

The date of this prospectus supplement is June 24, 2010

QUESTIONS AND ANSWERS ABOUT:

EMERGENCY MEDICAL SERVICES CORPORATION

PHYSICIAN STOCK PURCHASE PLAN

What is the Physician Stock Purchase Plan?

The Physician Stock Purchase Plan, or PSPP, is a subplan of the Plan adopted by the Committee to establish the terms of stock purchase rights that may be granted under the Plan to certain of our physician Eligible Employees, Eligible Independent Contractors and physician Eligible PA Employees.  We refer to these persons together as “Physician Service Providers”.

What is a Physician Service Provider eligible to receive under the PSPP?

Under the PSPP, a Physician Service Provider who is selected by the Committee as a participant in an offering under the PSPP may elect to have a portion of a signing or retention bonus (or such other forms of compensation as may be determined by the Committee) otherwise payable to him or her withheld and subsequently used to purchase Common Stock from us.  The Common Stock will be purchased at the end of a specified offering period established by the Committee (but not longer than six months) at a price determined by the Committee, but less than fifty percent (50%) of the lesser of the fair market value of a share of Common Stock on the date the purchase right is granted and the date the shares are purchased.

The Committee may specify a maximum number of shares that may be purchased under the PSPP and such other rules as it deems appropriate.

Can a Physician Service Provider withdraw from participation in the PSPP?

If the Committee so allows, a Physician Service Provider may be permitted to withdraw from the PSPP prior to the date the Common Stock is purchased.  In this event, the amounts withheld from the Physician Service Provider’s compensation will be returned to him or her within 60 days after we receive written notice of the withdrawal.  A physician who ceases to be a Physician Service Provider prior to the date his or her Purchase Rights are exercised will cease to be eligible to exercise such rights and all compensation withheld from that individual under the PSPP will be returned to him or her.

What are the tax consequences of receiving stock purchase rights through the PSPP?

Please see “Tax Information - Material U.S. Federal Income Tax Consequences - PSPP Stock Awards” on page 6 of this prospectus supplement.

QUESTIONS AND ANSWERS ABOUT:

EMERGENCY MEDICAL SERVICES CORPORATION

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

What is the Plan?

The Plan is an equity incentive plan relating to our class A common stock, par value $0.01 per share (the “Common Stock,”) which was initially adopted as the “2007 Long-Term Incentive Plan” by our board of directors (the “Board”) on April 7, 2007 and approved by our stockholders on May 15, 2007.  The Board approved an amendment to the 2007 Long-Term Incentive Plan on January 29, 2008, and the Amended and Restated Long-Term Incentive Plan was approved by our stockholders on May 28, 2008.  The Board approved an amendment to the Amended and Restated Long-Term Incentive Plan on February 8, 2010, and the Second Amended and Restated Long-Term Incentive Plan was approved by our stockholders on May 18, 2010.

The purposes of the Plan are to provide long-term incentives to those people responsible for our success and growth and the success and growth of our subsidiaries, to associate more closely the interests of such persons with those of our stockholders, and to assist us, our subsidiaries and the professional associations and professional corporations to whom we provide management services in recruiting, retaining, and motivating a diverse and talented group of employees and consultants on a competitive basis.

The Plan is not a qualified plan under 401(a) of the Internal Revenue Code of 1986 (the “Code”) or an “employee stock purchase plan” under Section 423 of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

What types of awards are permitted under the Plan?

The Plan allows us to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares, restricted share units, stock awards (including rights to purchase Common Stock) and performance shares.  We refer to each of these as an Award.

Who administers the Plan?

As of the date of this prospectus supplement, the Company has only issued stock options, restricted shares under the Plan, and the Company has no plan at this time to issue other types of Awards.

The Plan is administered by the Compensation Committee of our Board (the “Committee”).  The Committee must consist of at least three independent, outside members of our Board, unless otherwise permitted by the rules and regulations of the New York Stock Exchange.

The Committee has the power and authority to administer and interpret the Plan and any agreements pursuant to which Awards are made, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with the Plan.  The Committee has the power to establish the terms and conditions of each Award under the Plan.  The Committee’s actions, interpretations and determinations under the Plan are deemed to be conclusive and binding.  To the extent not prohibited by law, the Committee may delegate the right to determine the extent of an Award to any member of management it deems appropriate.

Who is eligible to participate in the Plan?

Employees of EMSC and its domestic or international subsidiaries (including executive officers and officers of EMSC) are Eligible Employees and are eligible to receive Awards under the Plan. Employees of any professional association or professional corporation for which EMSC or any of its subsidiaries provides management services pursuant to a physician services agreement (“Eligible PA Employees”) and independent contractors who provide clinical services as physicians for professional associations, for us or for any of our subsidiaries (“Eligible Independent Contractors”), are also eligible to receive Awards under the Plan.

Who selects the persons who receive Award grants?

The Committee selects which Eligible Employees, Eligible PA Employees, Eligible Independent Contractors or Physician Service Providers will receive Awards.  We sometimes refer to selected individuals as “Participants.”

How many shares of Common Stock are reserved for issuance under the Plan?

Unless otherwise authorized by our stockholders, and subject to adjustment in the event of stock splits, stock dividends, reorganizations, recapitalizations or similar events, the maximum number of shares of Common Stock available for issuance under the Plan is:

•      3,500,000 shares with respect to Awards to Eligible Employees, provided that any grant of Restricted Shares will result in three shares of Common Stock no longer being available for the grant of Options for each Restricted Share granted, plus

•      500,000 shares with respect to Stock Awards to Eligible PA Employees and Eligible Independent Contractors.

Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan.

If any outstanding Award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the underlying shares of Common Stock may again be the subject of Awards granted under the Plan.

Are there any limitations on the amount of Awards a person may receive?

No more than 500,000 Options may be granted to any Eligible Employee during a single year.  The maximum Award (excluding Options) that may be granted to any Eligible Employee for a performance period longer than one fiscal year cannot exceed this annual maximum multiplied by the number of full fiscal years in the performance period.

What is an Option?

An “Option” is an Award that gives the Participant the right to purchase shares of Common Stock from us for a specified period of time in the future at a predetermined per share exercise price.  The exercise price for any Option will be equal to the fair market value of a share of Common Stock on the date the Option is granted.  The Committee will establish the term of each Option, but no Option will be exercisable after 10 years from its grant date.  Both incentive stock Options, or ISOs, and non-qualified stock Options, or NQSOs, may be granted under the Plan.

A Participant may not exercise an Option for fewer than 100 shares, unless the number of Options exercised constitutes the total number of Options then exercisable.

What are “ISOs” and “NQSOs”?

ISOs are Options that qualify for preferred tax treatment under Section 422 of the Code and may only be granted to employees.  NQSOs are Options that do not qualify as ISOs or that are not intended to be ISOs.

The aggregate fair market value of the shares of Common Stock with respect to which ISOs become exercisable by an individual Participant for the first time in any calendar year may not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations, based on the fair market value of the underlying Common Stock on the date of grant.  If this limit is exceeded, any Options on shares in excess of the limit will be treated as NQSOs.

How do I pay the exercise price for my Option?

When an Option is exercised, the exercise price will be payable to the Company in full (a) in cash or its equivalent; (b) in the discretion of the Committee, by tendering previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the aggregate exercise price (provided that the shares that are tendered must have been beneficially owned by the Participant for at least six months prior to their tender and duly endorsed for transfer to the Company); (c) in the discretion of the Committee, through a broker or other cashless exercise procedure; or (d) in the discretion of the Committee, by a combination of the foregoing.

What is a Stock Appreciation Right?

A “Stock Appreciation Right” is an Award that entitles a Participant to receive the appreciation in value of a specified number of shares of Common Stock over a specified period of time.  The Committee may require as a condition to the grant of a SAR that the Participant surrender for cancellation some or all of the unexercised Option, awards of Restricted Shares, SARS, or other rights previously granted to him or her under the Plan.  The exercise price of a SAR may be lower (or higher) than the exercise price of the surrendered Option or other award and be subject to adjustments made for dilutive or similar events.  The Committee may authorize payment to the Participant in the form of cash, Common Stock that (when valued at its fair market value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Committee may determine.  The Committee will establish the term of each SAR.

What are Restricted Shares and Restricted Share Units, or “RSUs”?

A “Restricted Share” is an Award of a share of Common Stock that may not be traded or sold until a predetermined date set by the Committee.  An “RSU” is an Award of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock.

The restrictions on Restricted Shares and RSUs will be determined by the Committee, and may include stipulated purchase prices, forfeiture conditions, transfer restrictions, restrictions based on performance goals, time-based restrictions on vesting and restrictions under applicable securities laws.  Participants who hold RSUs will have no ownership interest in the shares of Common Stock to which such RSUs relate, until and unless payment with respect to such RSUs is actually made in shares of Common Stock.

For special transfer restrictions on RSUs, please see “Are the awards transferable?” on page 5 of this prospectus supplement.

What is a Stock Award?

A “Stock Award” is an Award of a share of Common Stock subject to the terms, conditions and restrictions (if any) determined by the Committee.  Stock Awards may also consist of rights to purchase Common Stock, subject to such terms and conditions as the Committee may determine.

What is a Performance Share?

A “Performance Share” is an Award of shares of Common Stock based on the achievement of certain performance goals set for a specified performance period.  The Committee will determine the performance goals in its sole discretion.  The performance measures to be used for Performance Shares may be based on one or more performance criteria, including: income measures (such as gross profit, operating income, earnings before or after taxes, net income and earnings per share); return measures (such as return on assets, investment, equity or sales); cash flow; costs; revenue measures; stock price (such as growth measures and total stockholder return) and individual performance.  Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce any Award payment to the extent provided in the Award and subject to applicable law.

Are the Awards transferable?

Except as expressly permitted by the Committee, Awards may not be transferred other than by will or the laws of descent and distribution.  During the lifetime of the recipient, Awards, to the extent exercisable, are exercisable only by the recipient, by the recipient’s legal representative or by a transferee permitted under the terms of the grant of the Award.  Once issued, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged, or otherwise subject to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act, and our Insider Trading Policy, as that Policy may be amended from time to time.

Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered during that period of time under the Plan during which any restrictions on transferability established by the Committee remain in effect.  To enforce these limitations the Committee may (a) cause “stop transfer” instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate.  RSUs may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

What happens if the Company issues additional shares of Common Stock?

In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee will make appropriate adjustments in the class and aggregate number of shares that may be delivered under the Plan, the individual Award maximums, the class, number and exercise price of outstanding Options and SARs, and the class and number of shares subject to any other Awards granted under the Plan.  Such adjustments are conclusive and binding on all persons.

Can the Company lend a Participant money to exercise an Award?

We are not permitted to make any loans to Participants in connection with the Plan.

How does an Award affect the term of my employment?

Neither the Plan nor any action taken under the Plan shall be construed as giving any person any right to be retained in the employ or service of EMSC or any of its subsidiaries, and the Plan will not interfere with or limit in any way the right of EMSC or any of its subsidiaries to terminate any person’s employment or service at any time.  No person will have any claim or right to be granted an Award under the Plan.

What is the duration of the Plan and can it be modified?

The Plan became effective on May 15, 2007 and no Awards will be made under the Plan after May 14, 2017.  The Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect Awards granted prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations.  Unless EMSC stockholders have first approved the amendment, no amendment may (a) increase the number of authorized shares under the Plan or the maximum individual award limitation, (b) extend the maximum period during which Awards may be granted under the Plan, (c) add to the types of awards that may be made under the Plan, (d) change the performance measures pursuant to which performance shares are earned, (e) modify the requirements governing eligibility for participation in the Plan or (f) amend the Plan in a manner that would require stockholder approval pursuant to the Plan, applicable law or the rules of the New York Stock Exchange.

TAX INFORMATION

Material U.S. Federal Income Tax Consequences

The following summary describes the material U.S. federal income tax consequences of participation in the Plan.  This is a summary of general application and applies only to Participants who are U.S. taxpayers, and does not address the state, local, estate, gift or foreign tax consequences of participating in the Plan, or the effect of any special circumstances pertaining to a specific Participant.  No assurance can be given that the Internal Revenue Service or any court will agree with the summary set forth below.  WE URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF PARTICIPATING IN THE PLAN.

Nonqualified Stock Options.

A Participant will not recognize taxable income upon the grant of a NQSO under the Plan.  In general, upon the exercise of a NQSO by the Participant, the Participant will recognize taxable ordinary compensation income in an amount equal to the excess of the acquired shares’ fair market value on the date of exercise over the exercise price, and EMSC will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.

Incentive Stock Options.

A Participant will not recognize taxable income upon the grant of an ISO under the Plan.  Upon the exercise of an ISO by a Participant, the Participant will not recognize ordinary income, and EMSC will not be entitled to a tax deduction.  However, the excess of the acquired ISO shares’ fair market value on the exercise date over the exercise price will be included in the Participant’s income for purposes of the alternative minimum tax in the year of exercise.  If a Participant exercises an ISO more than three months after terminating his or her employment with EMSC (or a subsidiary), the ISO will be treated for tax purposes as a NQSO, as described above.

When a Participant disposes of ISO shares, he or she generally will have a capital gain or loss equal to the difference between the exercise price and the amount realized by the Participant on the disposition of the shares, as described below in the section “Disposition of Shares Received Pursuant to an Award.”  If, however, the Participant fails to hold ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO (a “disqualifying disposition”), the portion of any gain realized by the Participant upon such disqualifying disposition equal to the difference between the fair market value of the shares on the ISO exercise date (or, if less, the amount realized in such disposition) over the exercise price generally will be treated as ordinary compensation income, and EMSC will be entitled to a tax deduction for the same amount.  In either case, the balance of any gain or any loss will be treated as a capital gain or loss, depending on the holding period.

Restricted Shares.

If shares of Common Stock are issued to a Participant in the form of Restricted Shares and the Participant does not make the “83(b) Election” described below, (i) the Participant will recognize ordinary compensation income on the date the shares are no longer subject to a substantial risk of forfeiture (“SRF”), equal to the excess of the fair market value of the shares at that time over the amount, if any, paid by the Participant for such shares, (ii) any dividends received attributable to periods prior to the date that the Participant recognizes income will be taxable ordinary compensation income when received, and (iii) EMSC will be entitled to deduct the amount of income recognized by the Participant.

Notwithstanding the foregoing, if the shares of Common Stock subject to any such Award are subject to a SRF (such as a requirement that the Participant perform certain services and/or that certain performance goals be met before the Restricted Shares vest), the Participant may elect to recognize taxable ordinary compensation income at the time the Award is granted by filing an election under Code Section 83(b) within 30 days after such grant (an “83(b) Election”).  If the Participant files a timely 83(b) Election, he or she will recognize ordinary compensation income at the time of transfer in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares and any dividends received thereafter will be taxed as dividends (and not as ordinary compensation).  If the Participant makes an 83(b) Election and the shares are subsequently forfeited, he or she will not be able to take a deduction for the amount included in income, and will have a capital loss equal to the amount, if any, paid for such shares.  No additional income will be recognized upon the lapse of the SRF on the shares for which the 83(b) Election was made.

Stock Appreciation Rights, or “SARs”.

A Participant will not be taxed when he or she receives the grant of an SAR.  Upon the exercise of an SAR paid in cash, the Participant will recognize taxable ordinary compensation income equal to the amount of cash received.  Upon the exercise of an SAR paid in shares, the Participant will recognize taxable ordinary compensation income equal to the fair market value of the shares received unless the shares are subject to a SRF, in which case, the Participant will be taxed as described above for Restricted Shares.  In addition, if the exercise price of the SAR is less than the fair market value of the underlying Common Stock on the date the SAR is granted, the SAR will be subject to Section 409A of the Code, If the SAR does not comply with Section 409A of the Code, a Participant will be subject to a 20% excise tax (in addition to ordinary income taxes) when the SAR vests.  EMSC generally will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.

Restricted Share Units , or “RSUs”.

A Participant will not be taxed at the time he or she is granted an RSU.  If the RSU is paid in shares of Common Stock, the Participant will recognize ordinary compensation income at the time of receipt of the shares, equal to the then fair market value of the shares.  If the RSU is paid in cash, the Participant generally will recognize ordinary compensation income when the cash is received.  EMSC generally will receive a tax deduction at the same time and in the same amount recognized as the Participant recognizes income.

PSPP Stock Awards.

When shares are purchased under the PSPP (or under a similar stock purchase form of Stock Award), a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase over the price paid for the shares.  EMSC generally will receive a tax deduction at the same time and in the same amount recognized as the Participant recognizes income.

Performance Awards and Stock Awards (other than PSPP).

Upon the grant of a Performance Award or a Stock Award (other than PSPP Awards), a Participant will recognize ordinary income equal to the amount of the Award, which amount will be includible in the Participant’s taxable income in the year such Award is paid, and EMSC will receive a corresponding tax deduction.

Income and Employment Tax Withholding.

If a Participant is an employee, any ordinary compensation income recognized in connection with any Award granted under the Plan will be subject to applicable income and employment tax withholding.

Disposition of Shares Received Pursuant to an Award.

Upon a disposition of the shares of Common Stock that a Participant receives pursuant to an Award (other than a disqualifying disposition of ISO shares, as described above), the Participant will have short-term or long-term capital gain or loss (depending on the holding period), in an amount equal to the difference between the amount realized on such disposition and his or her tax basis in such shares.  In general, the Participant’s tax basis in such shares will be equal to their fair market value on the date the Participant recognizes income as a result of the receipt of such shares (but not less than the exercise price in the case of an Option), and the holding period will begin at the same time.

IRS CIRCULAR 230 DISCLOSURE:  TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, YOU ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS DOCUMENT; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR OWN PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the Securities being registered.  All amounts are estimates except the registration fee.

Amount to be Paid

Registration fee	$551.37
Legal fees and expenses*	20,000
Accounting fees and expenses*	10,000

Total	$30,551.37

* Estimated as of the date of filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware.  Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Certificates of Incorporation and By-Laws

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of our directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.  Both our certificate of incorporation and our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

Additionally, we have entered into indemnification agreements with each of our directors, and employment agreements containing indemnification provisions with certain of our officers, which may, in certain cases, be broader than the specific indemnification provisions contained under current applicable law.  The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of EMSC and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

Our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 16.  EXHIBITS

Exhibits	Description

4.1	Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A to EMSC’s Form DEF 14A filed with the SEC on April 21, 2010).

4.2	Emergency Medical Services Corporation Physician Stock Purchase Plan

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

ITEM 17.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)                              to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act:

(1)                                 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof;

(2)                                 the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(3)                                 each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)                                 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)                                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)                                 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)                                 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 24, 2010.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ William A. Sanger
William A. Sanger
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned directors and officers of Emergency Medical Services Corporation do hereby constitute and appoint William A. Sanger, Randel G. Owen and Todd G. Zimmerman, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Sanger	Chairman, President, Chief Executive	June 24, 2010
William A. Sanger	Officer and Director (Principal Executive Officer)

/s/ Randel G. Owen	Chief Financial Officer	June 24, 2010
Randel G. Owen	(Principal Financial Officer)

/s/ Jason Standifird	Chief Accounting Officer	June 24, 2010
Jason Standifird	(Principal Accounting Officer)

/s/ Kevin E. Benson	Director	June 24, 2010
Kevin E. Benson

/s/ Steven B. Epstein	Director	June 24, 2010
Steven B. Epstein

/s/ Paul B. Iannini M.D.	Director	June 24, 2010
Paul B. Iannini, M.D.

/s/ James T. Kelly	Director	June 24, 2010
James T. Kelly

/s/ Robert M. Le Blanc	Director	June 24, 2010
Robert M. Le Blanc

/s/ Michael L. Smith
Michael L. Smith	Director	June 24, 2010

EXHIBIT INDEX

Exhibits	Description

4.1	Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A to EMSC’s Form DEF 14A filed with the SEC on April 21, 2010).

4.2	Emergency Medical Services Corporation Physician Stock Purchase Plan

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)